Exhibit 99.1

Pamrapo Bancorp Raises Regular Quarterly Dividend

Wednesday March 1, 1:24 pm ET

BAYONNE, NJ—(MARKET WIRE)—Mar 1, 2006 — Pamrapo Bancorp, Inc. (NasdaqNM:PBCI - News) today announced that its board of directors had voted to raise the regular quarterly dividend to 23 cents per share from 22 cents per share.

The dividend is payable on March 24, 2006 to shareholders of record on March 10, 2006.

The dividend declaration marks the seventeenth increase in the regular quarterly payout since dividends were initiated at a split-adjusted rate of 1.88 cents per share in the third quarter of 1991.

Contact:

Contact:

Kenneth D. Walter, C.P.A.

Vice President

Pamrapo Bancorp, Inc.

611 Avenue C

Bayonne, N.J. 07002

(201) 339-460